Exhibit 10.18

EXECUTION VERSION

RESTRICTIVE COVENANT AGREEMENT

This RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is entered into on February 21, 2024, by and between (i) AltEnergy Acquisition Corp., a Delaware corporation (“Parent”), and (ii) Shinyoung Co., Ltd., a corporation organized in the Republic of Korea (“Shinyoung”). The Company and Shinyoung are sometimes referred to in this Agreement collectively as the “Parties” and each individually as a “Party.”

W I T N E S S E T H:

WHEREAS, Parent entered into that certain Agreement and Plan of Merger, dated as of the date hereof, (the “Merger Agreement”), by and among Parent, Car Tech Merger Sub, LLC, a Delaware limited liability company (“Merger Sub”), and Car Tech, LLC, a Delaware limited liability company (the “Company”), in accordance with the terms and subject to the conditions of which, among other things, Merger Sub will merge with and into the Company, the separate limited liability company existence of Merger Sub will cease and the Company will be the surviving company and a wholly-owned subsidiary of Parent (the “Merger”);

WHEREAS, Shinyoung, as the majority stockholder of the Company, hereby acknowledges that it will benefit substantially from the consummation of the transactions contemplated by the Merger Agreement, including by virtue of its receiving its pro rata portion of the Aggregate Merger Consideration (as defined in the Merger Agreement);

WHEREAS, Shinyoung recognizes Parent’s interests in acquiring and protecting, among other things, the relationships with customers, suppliers, employees and others, and the goodwill associated with the business conducted by the Company, consisting of the manufacturing, producing, designing, distributing and selling of automotive parts and accessories and the tools, parts and services used in the foregoing goods and services (the “Business”);

WHEREAS, Shinyoung’s execution and delivery of this Agreement is a material condition to Parent’s willingness to enter into the Merger Agreement and consummate the transactions contemplated thereby; and

WHEREAS, Shinyoung considered the effects of this Agreement, considers them reasonable and, in order to induce Parent to enter into the Merger Agreement and consummate the transactions contemplated thereby, has agreed to enter into and be bound by this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and in the Merger Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Merger Agreement.

2. Restrictive Covenants.

(a) Non-Competition; Non-Solicitation.

(i) Shinyoung acknowledges that the Company has developed and maintained its goodwill throughout North America (the “Territory”). Shinyoung further acknowledges and agrees that the Company is operating the Business, and Parent or its Affiliates are reasonably expected to continue to operate the Business after the Closing Date, within the Territory. Accordingly, Shinyoung agrees to the covenants set forth in this Section 2 and acknowledges that Parent would not have entered into the Merger Agreement but for Shinyoung’s agreement to the restrictions set forth in this Section 2.

(ii) For a period of five (5) years from and after the Closing Date (the “Competition Restricted Period”), Shinyoung shall not, and shall cause its equityholders that hold more than 25% of the equity interests of Shinyoung and each of its and their respective Affiliates not to, directly or indirectly: (A) own, operate, lease, manage, control, engage in, invest in, lend to, own any debt or equity security or interest of, act as a director, manager, partner, contractor, consultant, or advisor to, render services for or to (alone or in association with any Person), or otherwise participate in, or assist any Person (for the avoidance of doubt, other than Parent or its Affiliates) in participating in, the Business anywhere in the Territory; or (B) provide products or services to any Person that is engaged in the Business anywhere in the Territory on terms more favorable than those provided to Parent or its Affiliates with respect to the same or similar products or services; provided, however, that nothing in this Agreement shall prohibit Shinyoung or its Affiliates from holding a passive beneficial ownership interest of less than two percent (2%) of any class of outstanding publicly traded-equity securities of any entity.

(iii) For a period of two (2) years from and after the Closing Date (the “Solicitation Restricted Period”), Shinyoung shall not, and shall cause its equityholders that hold more than 25% of the equity interests of Shinyoung and each of its and their respective Affiliates not to, directly or indirectly: (A) hire, engage or solicit for employment or engagement as a consultant any Person who is then, or who at any time during the six (6) months prior to the Closing or such date was, employed or engaged as a consultant by Parent or by its Affiliates in connection with the Business; (B) encourage or induce any such employee or consultant described in clause (A) to leave such employment or consulting engagement; or (C) encourage or induce any Person who is then, or who at any time during the two (2) years prior to the Closing or such date was, a customer, supplier, vendor, licensee, licensor, franchisee or other material business relation of Parent or its Affiliates (collectively, the “Company Parties”) to cease doing business with, or modify the way it does business with, Parent or its Affiliates, (D) in any way knowingly or intentionally interfere with the business relationship between any such Company Party and Parent or its Affiliates or (E) solicit any Company Party for a business competitive with the Business (including any business selling the same products or services or products and services functionally equivalent to those sold by the Company) in the Territory; provided, however, that nothing in this Agreement shall prohibit Shinyoung or its Affiliates from (I) conducting any solicitations made pursuant to general advertising or through search firms that are not directly specifically at consultants or employees of Parent or its Affiliates or (II) engaging in employee-sharing or consultant-sharing arrangements with the Company consistent with past practice (provided further that, if the Company hires any employee or engages any consultant who was not previously subject to a sharing arrangement with Shinyoung, Shinyoung shall not be permitted engage in a sharing arrangement with such employee or consultant thereafter (until otherwise permitted pursuant to the terms of this Agreement)).

(iv) Shinyoung acknowledges that the covenants contained herein are in addition to those set forth in any other agreement it may enter into with Parent or its Affiliates and nothing herein is intended to or shall limit the covenants contained therein or vice versa. Shinyoung acknowledges that the covenants contained herein represent reasonable restrictions as to scope, duration and geographical area and are necessary to protect and preserve the goodwill acquired by Parent in connection with the Merger.

(v) The Parties hereto acknowledge and agree that Parent and each of its Affiliates, successors, and assigns would suffer irreparable harm from a breach of this Section 2 and that money damages would not be an adequate remedy for any such breach. Therefore, in the event a breach or threatened breach of this Section 2, Parent and each of its Affiliates or their respective successors and assigns, in addition to other rights and remedies available at Law or in equity, shall be entitled to seek specific performance, injunctive, and other equitable relief in order to enforce or prevent any breach of the provisions of this Agreement (without posting a bond or other security). The existence of any claim or cause of action of any Party against Parent, whether predicated upon the Merger Agreement or any other Ancillary Agreement or otherwise, shall not constitute a defense to the enforcement by Parent of any restrictive covenant contained in this Section 2. The restrictive covenants set forth in this Section 2 are not executory or otherwise subject to rejection under Chapter 11 of Title 11 of the United States Code.

(vi) If the final judgment of a court of competent jurisdiction declares any term or provision of this Section 2 to be invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified to cover the maximum duration, scope or area permitted by Law. In addition, in the event of a breach by any Party of this Section 2, the Competition Restricted Period or Solicitation Restricted Period, as applicable, shall be tolled with respect to such Party for the provision(s) breached during the period of any breach continuing until such breach has been duly cured; provided, however, that no such tolling shall occur with respect to any period during which Parent has reason to believe that such breach has occurred and has not yet provided written notice thereof to Shinyoung.

3. Miscellaneous.

(a) Notices. Any notice, request, instruction, consent or other document to be given hereunder by any Party hereto to any other Party shall be in writing and delivered personally, delivered by national courier service, sent by registered or certified mail, return receipt requested, postage prepaid, or sent by electronic mail, receipt confirmed, as follows

To Parent:	AltEnergy Acquisition Corp. 600 Lexington Avenue, 9th Floor New York, NY 10022 Attention: Russell Stidolph Email: rstidolph@altenergyllc.com

with copies to:	Morrison Cohen LLP 909 Third Avenue New York, NY 10022 Attention: Jack Levy and Walter Rahmey Email: jlevy@morrisoncohen.com and wrahmey@morrisoncohen.com

To Shinyoung:	Shinyoung Co., Ltd. 39, Bonchongongdan-gil, Yeongcheon-si Gyeongsangbuk-do Republic of Korea Attention: Ho Gap Kang Email: kanghogap@shym.co.kr

with a copy to:	Dorsey & Whitney LLP 1400 Wewatta St #400 Denver, CO 80202 Attention: Anthony Epps and Dan Miller Email: epps.anthony@dorsey.com and miller.dan@dorsey.com

(b) Effect of Termination of Merger Agreement. In the event of the valid termination of the Merger Agreement in accordance with its terms prior to the Effective Time, this Agreement shall become void and have no effect.

(c) Entire Agreement. This Agreement, together with the other instruments and documents it contemplates, constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, between the Parties with regard to the subject matter hereof.

(d) Expenses. Except as otherwise provided herein or the Merger Agreement, the Parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement.

(e) Amendment; Waiver. This Agreement may be amended at any time only by a written instrument executed by Parent, Shinyoung and Sponsor. Compliance with or performance by Shinyoung of any term, provision or condition of this Agreement may be waived only in writing by Parent and Sponsor. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by Parent and Sponsor of a breach of or a default under any provision of this Agreement, nor the failure by Parent, on one or more occasions, to enforce any provision of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any such provision, right or privilege hereunder.

(f) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties hereto; provided, however, that this Agreement may not be assigned by any Party without the express written consent of the other Parties hereto and Sponsor, except that Parent may assign all or part of its rights and obligations under this Agreement to (i) one or more subsidiaries or Affiliates of Parent, (ii) any acquirer of Parent (whether by sale of equity interests, by sale of all or substantially all assets, or by merger, consolidation, or otherwise), or (iii) any debt financing sources of the Parent or its Affiliates, or any of their respective successors or assigns (which, in the case of this clause (iii), shall be a collateral assignment until the exercise of remedies by such debt financing sources), but any such assignment will not release Parent of any of its obligations hereunder.

(g) Counterparts; Exchange by Electronic Transmission. This Agreement may be executed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. The Parties hereto may execute and exchange counterparts to this Agreement by means of electronic mail, and the Parties hereto agree that the receipt of such executed counterparts shall be binding on such Parties and shall be construed as originals.

(h) Governing Law. THIS AGREEMENT, AND ALL QUESTIONS RELATING TO ITS VALIDITY, INTERPRETATION, PERFORMANCE AND ENFORCEMENT (INCLUDING, WITHOUT LIMITATION, PROVISIONS CONCERNING LIMITATIONS OF ACTION), SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE (EXCLUSIVE OF THE CONFLICT OF LAW PROVISIONS THEREOF) APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.

(i) Dispute Resolution; Waiver of Jury Trial. Each of the Parties hereto hereby irrevocably and unconditionally: (i) submits for itself and its property in any Legal Proceeding relating to any dispute or disagreement between the Parties hereto as to the interpretation of any provision of, or the performance of obligations under, or otherwise arising under, this Agreement to the exclusive general jurisdiction of the Delaware Court of Chancery within the State of Delaware (or if the Delaware Court of Chancery declines to accept jurisdiction over such Legal

Proceeding any other court of the State of Delaware sitting in Wilmington County, or the United States District Court for the District of Delaware, and appellate courts from any thereof); and (i) consents that any such Legal Proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such Legal Proceeding in any such court or that such Legal Proceeding was brought in an inconvenient forum and agrees not to plead or claim the same. The Parties hereto acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions. Any Party hereto may make service on any other Party hereto by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 3(a); provided that nothing in this Section 3(h) shall affect the right of any Party hereto to serve legal process in any other manner permitted by law or in equity. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR LEGAL PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 3 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 3 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

(j) Arm’s Length Negotiations; Drafting. Each Party hereto expressly represents and warrants to the other Party hereto that before executing this Agreement, such Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; such Party has relied solely and completely upon its own judgment in executing this Agreement; such Party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement, which is the result of arm’s length negotiations conducted by and between the Parties hereto and their respective counsel. This Agreement shall be deemed drafted jointly by the Parties hereto and nothing shall be construed against one Party hereto or another as the drafting Party.

(k) Severability. Each provision of this Agreement is intended to be severable. Any provision of this Agreement which is found to be invalid or unenforceable by any court in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability, but the invalidity or unenforceability of such provision shall not affect the validity or enforceability of the remaining provisions of this Agreement.

(l) Interpretation. When a reference is made in this Agreement to a Section, such reference shall be deemed to be to this Agreement unless otherwise indicated. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning. References herein to any gender shall include each other gender as the context requires. The word “or” shall not be exclusive. The words “herein”, “hereof”, “hereunder” or “hereby” and similar terms are to be deemed to refer to this Agreement as a whole and not to any specific section. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to any Contract (including this Agreement) are to the Contract as amended, modified, supplemented or replaced from time to time, unless otherwise stated. References to any Person include such Person’s predecessors or successors, whether by merger, consolidation, amalgamation, reorganization or otherwise, and permitted assigns.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

SHINYOUNG CO., LTD.:

By:	/s/ Ho Gap Kang
Name: Ho Gap Kang
Title: Chairman

ALTENERGY ACQUISITION CORP.

By:	/s/ Russell Stidolph
Name: Russell Stidolph
Title: Chief Executive

[Signature Page to Restrictive Covenant Agreement]